Exhibit 10.1

                            EMPLOYMENT AGREEMENT
                            --------------------



      EMPLOYMENT AGREEMENT (the "Agreement") made as of the 1st day of September 2002, by and between Parlex Corporation, a Massachusetts corporation (the "Company"), and Jonathan R. Kosheff of Andover,
Massachusetts (the "Employee").

      In consideration of the mutual promises herein contained, the Company and the Employee hereby agree as follows:

      1.    Employment
            ----------

      The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company to render such services in connection with the business of the Company as the Company may from time to time request. The term of the Employee's employment hereunder shall begin on September 1, 2002, and shall end on August 31, 2004.

      2.    Compensation
            ------------

      2.1 In consideration of all services to be rendered by the Employee during the term of this Agreement, the Company shall pay to the Employee during the term of his employment hereunder compensation at the rate of eight thousand three hundred and thirty four dollars ($8,334.00) twice a month, payable in accordance with Company's current policy for senior management.

      2.2 The amount of compensation provided in subsection 2.1 above may be reviewed from time to time by the Compensation Committee of the Board of Directors of the Company in its sole discretion.

2.3 If, in the event of a Change of Control, the Company terminates the Employee's employment hereunder, and said decision was made without Cause, the Company shall pay to the Employee in a lump sum, an amount equal to 12 months of the rate of compensation payable per month to Employee, at the time of Employee's termination, pursuant to subsection 2.1 above plus an amount equal to 12 months of the monthly COBRA payment for the health insurance plan the Employee participates in, at the time of Employee's termination. The Employee shall also receive, at the expense of the Company, professional outplacement services, provided that the Company shall only be required to bear up to Twenty Five Thousand Dollars ($25,000) for said services. Additionally, all stock options granted to the Employee shall be immediately and automatically accelerated and become fully vested and all unexercised stock options shall be exercisable by the Employee during the period ending ninety (90) days after the date of termination by the Company, but in no event later than the expiration date of any stock option.

      2.4 As used in this Agreement, the term "Change of Control" means the happening of any of the following:

      (i) the Company shall reorganize, merge or consolidate with any corporation and the Company shall not be the "surviving corporation" (as defined below); or

      (ii) the Company shall sell or exchange all or substantially all of its assets to a corporation which is not a wholly owned subsidiary of the Company; or

      (iii) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company or a subsidiary or any employee benefit plan (including its trustee) of either the Company or a subsidiary) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities and the effect of which (as determined by the Board of Directors) is to take over control or participate in the affairs of the Company. For purposes of this Section, the term "person" shall exclude all persons who are then officers or directors of the Company, or spouses, or spouses, blood relatives or stepchildren of such officers or directors, and trusts for the benefit of any such persons, and the estates of any such persons; or

       (iv) during any period of two consecutive years, the individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of a least a majority of the directors then still in office who were directors at the beginning of the period.

      As used herein, the Company shall be deemed to be the "surviving corporation" following a reorganization, merger or consolidation if, following such transaction, the persons who were the beneficial owners of the Company's voting securities prior to the transaction beneficially own securities having a majority of the aggregate voting power represented by all outstanding securities of the Company or other entity resulting from such reorganization, merger or consolidation.


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3.    Death Benefit
      -------------

      If the Employee dies during the term of employment hereunder, this Agreement shall terminate and all obligations of Company to Employee shall terminate except that Company agrees to pay to the Designated Beneficiary (as hereinafter defined) on a monthly basis for a period of twelve (12) months beginning with the first month after Employee's death, an amount equal to fifty percent (50%) of the rate of compensation payable per month to Employee, at the time of Employee's death, pursuant to subsection 2.1 above.

      For purposes of this Agreement, the term "Designated Beneficiary" shall be the person or persons designated in a writing filed by the Employee with the Company or, upon the death of the Employee without having made such a designation, the Employee's estate.

      4.    Fringe Benefits
            ---------------

      In addition to the compensation provided for in section 2 above, while this Agreement is in effect Employee shall be entitled to receive all fringe benefits and perquisites customarily extended to officers and key employees of the Company, including but not limited to, profit sharing, bonus, stock option, health and life insurance.

      5.    Further Covenants
            -----------------

      5.1 The Employee agrees that all knowledge and information of a secret or confidential nature with respect to the business of the Company possessed or acquired by him will be held in confidence and will not, either during or after his employment by the Company, be disclosed, published, or made use of except when in the ordinary course of business the disclosure is in the best interest of the Company or unless and until such knowledge and information shall have ceased to be secret or confidential as evidenced by general public knowledge.

      5.2 The Employee agrees that all inventions, developments, patents, and patent applications relating to the business of the Company made, conceived, or obtained by him either alone or in conjunction with others during the term of his employment by the Company shall be the sole property of the Company. The Employee agrees to promptly disclose and assign to the Company all such inventions, developments, patents, and patent applications, and, at the request of the Company to promptly execute and deliver any documents and take any other action which the Company deems necessary or advisable in order to vest in it all rights to such inventions, developments, patents, and patent applications.


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      5.3   The Employee agrees that at the termination of his employment by the Company he will promptly deliver to the Company all technical data, drawings, memoranda, customer lists, and other documents in his possession or control which relate to the business of the Company.

      5.4 The Employee agrees that so long as he is employed by the Company hereunder, and for a period of twelve (12) months after he ceases for any reason to be employed by the Company, he will not, directly or indirectly, own, operate, manage or participate in the ownership, operation, or management of, or be connected or employed in any way (whether as owner, employee, officer, director, partner, shareholder, consultant, joint venturer, investor, lender or in any other capacity) with, or engage, enter into or participate in any business in competition with the business of the Company, including, but not limited to, the business of the design, manufacture, and sale of flexible circuits, laminated cable and related products, operating units of flexible circuit competitors, laminated cable competitors, material or service suppliers to competitors or customer owned printed circuit facilities, anywhere in the United States; provided, however, the Employee shall not be deemed to be in violation of this subsection 5.4 solely by reason of his ownership of not more than two percent (2%) of the equity of any corporation whose stock is regularly traded on a national securities exchange or in the over-the-counter market.

      5.5 The Employee agrees that so long as he is employed by the Company hereunder, and for a period of twelve (12) months after he ceases for any reason to be employed by the Company, he will not, directly or indirectly, through one or more persons, offer employment to any employee of the Company, assist in the hiring of any employee of the Company by any other person, or encourage any employee of the Company to terminate his or her employment with the Company.

      5.6 The Employee agrees that so long as he is employed by the Company hereunder, and for a period of twelve (12) months after he ceases for any reason to be employed by Company, Employee shall not, directly or indirectly, solicit, divert or take away, or attempt to divert or take away, the business of any client, account or customer, or prospective client, customer or account of Company or with whom Employee has had any contact as a result of his employment by Company hereunder nor shall he divulge, disclose or communicate the list of customers (present or potential) of the Company's business to any person, firm, corporation, association or other entity.

      5.7 In consideration of and as an inducement to both parties to enter into this Agreement, Employee and Company represent and agree that the provisions of this covenant not to compete are proper and customary for Employee's level of responsibility and there is mutual advantage to both parties for execution of this Agreement. The Employee represents and agrees that he has received fair and reasonable compensation for his employment and further represents and warrants that although a disadvantage, his education, training and experience are such that the provisions of this Covenant will not prevent him from earning a living. The Company acknowledges that the employment restriction could significantly damage the Employee's ability to quickly retain suitable employment but will not prevent him from earning a living. Employee agrees and acknowledges that Company will suffer irreparable injury and damage and cannot be reasonably or adequately compensated in monetary damages for the loss by the Company of its benefits or rights under this Agreement as a result of a breach, default or violation by the Employee of his obligations hereunder. Accordingly, the Company shall be entitled, in addition to all other remedies which may be available to it (including monetary damage), to injunctive and other available equitable relief in any court of competent jurisdiction to prevent or otherwise restrain or terminate any actual or threatened breach, default or violation by the Employee of any provision hereunder or to enforce any such provision. Any legal action or other proceeding for any purpose with respect to this Section 5 shall be brought exclusively in any court of competent jurisdiction sitting in the Commonwealth of Massachusetts, and the parties hereto agree to submit to the jurisdiction of such court and to comply with all requirements necessary to give such court exclusive jurisdiction thereof. The losing party to any such proceeding shall pay all costs (including reasonable attorney's fees) of all parties with respect to the proceeding.

      It is acknowledged further by Employee that the provisions of Section 5 are restrictive and intended to prevent Employee from competing with Company, soliciting its customers or influencing Company's employees in any way to discontinue their employment relationship with Company.

      If at any time the provisions relating to the agreement of the Employee not to compete with the Company or raid or entice away its employees shall be deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of activities restricted, or for any other reason, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein and the covenant shall be considered divisible as to such invalid or unenforceable portion, and it shall be construed to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body of such jurisdiction charged with interpreting and/or enforcing this Agreement, and the Company, and Employee agree that the restrictions of such covenant as so construed shall be valid and binding as though the invalid or unenforceable portion had not been included herein.

      5.8 For purposes of this Agreement, the words "so long as he is employed by the Company hereunder" as used herein shall refer to the time period when the Company shall have terminated Employee's employment without cause pursuant to Section 6.3 below and Employee continues to be paid compensation in accordance with the provisions of Section 2 above.

      6.    Employment Termination
            ----------------------

      Section 1 of this Agreement notwithstanding, the employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

      6.1 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Agreement the term "Cause" shall mean that the Employee shall have breached or failed to perform his obligations and job responsibilities in accordance with the terms and conditions of this Agreement or his job description, shall demonstrate negligence, inefficiency, gross misconduct, dishonesty, or insubordination in the execution of his duties as an employee of the Company, or upon conviction of a felony or any crime involving moral turpitude;

      6.2 Upon the death or total disability of the Employee. As used in this Agreement, the term "total disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 consecutive days during any 360-day period, to perform the services contemplated under this Agreement. A determination of total disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties. Notwithstanding the foregoing, the Company may, in its sole discretion, enlarge the time period definition provided herein; or

      6.3 Upon notice of termination given at the election of the Company by action of its board of directors without Cause provided that the Employee shall be entitled to receive the compensation described in Section
7.3 below.

      7.    Effect of Termination
            ---------------------

      7.1 In the event the Employee's employment is terminated for Cause pursuant to Section 6.1, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 2 through the last day of his actual employment by the Company.

      7.2 If the Employee's employment is terminated because of disability pursuant to Section 6.2 above, the Company shall pay to the Employee both the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of disability occurs and an amount, payable on a monthly basis, for a period of six (6) months beginning with the first month after termination of his employment because of disability occurs, equal to one hundred percent (100%) of the rate of compensation payable per month to Employee, at the time of Employee's termination, pursuant to subsection 2.1 above. Notwithstanding the foregoing, Company's obligation to pay compensation to Employee for six months after termination of his employment shall be reduced dollar for dollar by the amount of any long term disability payments received by or payable to Employee for this same time period.

      7.3 If the Employee's employment is terminated without Cause pursuant to Section 6.3, the Company shall pay to Employee both (i) the compensation and benefits otherwise payable to him under Section 2 through the last day of his actual employment by the Company and (ii) an amount, payable on a monthly basis, through August 31, 2004 equal to one hundred percent (100%) of the rate of compensation payable per month to Employee, at the time of Employee's termination, pursuant to subsection 2.1 above. Additionally, Company shall pay to Employee a monthly sum equivalent to fifty percent (50%) of the rate of compensation payable per month to Employee, at the time of Employee's termination, pursuant to subsection 2.1 above ("Termination Pay"), for each month or pro rata portion of each month, from September 1, 2004 to the earlier to occur of the following dates: (a) August 31, 2005; (b) Employee becomes reemployed in any capacity with either Company or any third party; or (c) Company determining, in its sole discretion, that it will waive compliance by the Employee with the provisions of section 5.4 herein. Notwithstanding the foregoing, Company shall not be obligated to pay Employee in total for a period of more than one year from the date of Employee's termination without Cause pursuant to
Section 6.3.

      7.4 In the event the Company decides after expiration of this Agreement not to renew Employee's employment with the Company and said decision was made without Cause, the Company shall pay to Employee a monthly sum equivalent to fifty percent (50%) of the rate of compensation payable per month to Employee, at the time of expiration of this Agreement, pursuant to subsection 2.1 above ("Termination Pay"), for each month or pro rata portion of each month, from September 1, 2004 to the earlier to occur of the following dates: (a) August 31, 2005; (b) Employee's reemployment; or (c) Company determining, in its sole discretion, that it will waive compliance by the Employee with the provisions of section 5.4 herein.

      8.    Attachment; assignability
            -------------------------

      The right of the Employee or his Designated Beneficiary to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of the Employee or such Designated Beneficiary, and the right to any such payment shall not be subject to anticipation, alienation, sale, transfer, assignment, or encumbrance.


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      9.    Severability
            ------------

      The provisions of this Agreement shall be severable, and the invalidity of any portion of this Agreement shall not affect the validity of any other portion hereof.

      10.   Successors
            ----------

      This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Employee, his executors, administrators, and personal representatives. The parties further agree that this Agreement contains the entire understanding of the parties and is the complete and exclusive statement of the Agreement between them, and that they understand and agree to be bound by its terms and conditions.

      11.   Governing Law
            -------------

      This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its behalf by an officer thereof thereunto duly authorized and has caused its seal to be hereunto affixed and duly attested, and the Employee has hereunto set his hand and seal, as of the day and year first above written.


ATTEST:                                PARLEX CORPORATION:


    /s/ Earlene Daigneault             By:  /s/ Peter J. Murphy
----------------------------------          -------------------------------
                                            Peter J. Murphy,
                                            President & CEO



                                            EMPLOYEE:



    /s/ Earlene Daigneault             By:  /s/ Jonathan R. Kosheff
----------------------------------          -------------------------------
                                            Jonathan R. Kosheff


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